EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated April 28, 2011, with respect to the statement of condition including the related portfolio of Inflation Hedge Portfolio, Series 1 (included in Van Kampen Unit Trusts, Series 1116) as of April 28, 2011, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-173019) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP
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New York, New York
April 28, 2011